SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/a

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2002

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	000-33211 (Commission File Number)	88-0485596 (IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Registrant has appointed Pannell, Kerr, and Foster of Texas, P.C., as Registrant’s independent accountants for the fiscal year ending December 31, 2002. This is a change in accountants recommended by Registrant’s Executive Management and approved by Registrant’s Board of Directors. Pannell, Kerr, and Foster of Texas, P.C. was engaged by Registrant on July 31, 2002. The firm of Weaver & Martin (the “Prior Auditors”)was not retained by the Company on a going forward basis, and thus should be considered to have been dismissed pursuant to Item 304(a)(1)(i)of Regulation S-B.

     The audit reports issued by the Prior Auditors with respect to the Registrant’s financial statements for the period since inception (January 22, 2001) through December 31, 2001 (the conclusion of the Registrant’s first fiscal year of operations) did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. The audit of the Prior Accountants covered the period of inception through its first fiscal year.

     From inception (January 22, 2001) through July 31, 2002, when the Prior Auditors were dismissed as the Registrant’s independent accountant, there were no disagreements between the Registrant and the Prior Auditors as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Prior Auditors, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Weaver and Martin, LLC, as the independent accountants of Registrant.

Item 7.	Exhibits.

16.	Letter from Weaver and Martin LLC

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2002

Vital Living, Inc.

By:	/s/ BRADLEY D. EDSON

Name: Bradley D. Edson Title: CEO

EXHIBIT INDEX

16. Letter from Weaver and Martin LLC